Exhibit 1.01

ENGILITY HOLDINGS, INC.

CONFLICT MINERALS REPORT

For the reporting period from January 1, 2017 to December 31, 2017

This Conflict Minerals Report (this “Report”) of Engility Holdings, Inc. (herein referred to as the “Company,” “we,” “us,” or “our”) has been prepared pursuant to Rule 13p-1 (the “Rule”) and Form SD promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), for the reporting period from January 1, 2017 to December 31, 2017. The Rule requires disclosure of certain information when a company manufactures or contracts to manufacture products for which the minerals specified in the Rule are necessary to the functionality or production of those products. The specified minerals, which we collectively refer to in this Report as the “3TG Minerals,” are gold, columbite-tantalite (coltan), cassiterite and wolframite, including their derivatives, which are limited to tantalum, tin and tungsten. The “Covered Countries” for the purposes of the Rule and this Report are the Democratic Republic of the Congo and its adjoining countries. The purpose of this Report is to describe the measures the Company has taken to exercise due diligence on the source and chain of custody of any 3TG Minerals in our products.

The statements below are based on the activities performed to date and in good faith by the Company and are based on the infrastructure and information available at the time of this filing. Factors that could affect the accuracy of these statements include, but are not limited to, incomplete supplier data or available smelter data, errors or omissions by suppliers or smelters, incomplete information from industry or other third-party sources, additional guidance regarding the Rule and Form SD, and other due diligence-related issues.

1.	Company Overview

The Company, through its predecessors, has provided mission critical services to the U.S. government for over six decades. We have a diversified portfolio that serves the U.S. Department of Defense (DoD), U.S. Department of Justice (DoJ), U.S. Department of State (DoS), Federal Aviation Administration (FAA), Department of Homeland Security (DHS), and space-related and intelligence community agencies, including the Central Intelligence Agency (CIA), the National Security Agency (NSA), the National Geospatial-Intelligence Agency (NGA), Defense Intelligence Agency (DIA), the National Reconnaissance Office (NRO), National Aeronautical and Space Administration (NASA) and U.S. Air Force Space Command (AFSPC).

2.	Description of the Company’s Products Covered by this Report

Our business is focused on supporting the mission success of our customers by providing a full range of engineering, technical, analytical, advisory, training, logistics and support services. Our service offerings are organized around six core competencies: (i) specialized technical consulting; (ii) program and business support services; (iii) engineering and technology lifecycle support; (iv) information technology modernization and sustainment; (v) supply chain services and logistics management; and (vi) training and education.

We are required to prepare this Report as we have determined that, although the vast majority of our revenues are derived from our service offerings, a certain portion of our operations involve manufacturing or contracting to manufacture certain communications-related systems and components, modular office and gun range products and land-based and amphibious vehicle modifications (the “Covered Products”), for which 3TG Minerals are contained in various component circuit boards or related computer equipment, or in the modular office components. The Company is several steps removed from the mining of 3TG Minerals. We do not purchase raw ore or unrefined 3TG Minerals, and we conduct no purchasing activities directly in any Covered Countries.

3.	Supply Chain Overview

In order to manage our assessment of the suppliers for the Covered Products, we defined the scope of our conflict minerals due diligence by identifying and reaching out to our current suppliers that provided components with respect to the Covered Products that we determined were likely to contain 3TG Minerals. In this process, we relied upon our suppliers to provide information on the origin of the 3TG Minerals contained in components and materials supplied to us, including sources of 3TG Minerals that are supplied to them from sub-tier suppliers. We adopted the standard conflict minerals reporting templates established by the Conflict-Free Sourcing Initiative (CFSI), and delivered our conflict minerals due diligence communication survey to these suppliers.

4.	Reasonable Country of Origin Inquiry Description

We have conducted in good faith a reasonable country of origin inquiry (“RCOI”) to determine whether the necessary 3TG Minerals originated in any of the Covered Countries or came from recycled or scrap sources. To implement the RCOI, our direct suppliers, or Tier 1 suppliers, were engaged to collect information regarding the presence and sourcing of 3TG Minerals used in the products they supplied to the Company. Information was collected based on a template developed by the Electronic Industry Citizenship Coalition (EICC) and Global e-Sustainability Initiative (GeSI) Conflict Minerals Due Diligence Template (“EICC-GeSI Template”), and then logged in a database we created for this purpose.

We engaged our suppliers in this process through the following steps:

•

An email was sent to our Tier 1 suppliers describing the compliance requirements and requesting 3TG Minerals information using the EICC-GeSI Template questionnaire, including an effort to identify the cognizant 3TG Minerals points of contact;

•	Reminder emails were sent to each non-responsive supplier requesting survey completion; and
•

Suppliers were offered follow-up assistance in the event it was required. This assistance included, but was not limited to, further information about our conflict minerals compliance program, an explanation of why the information was being collected, a review of how the information would be used and clarification regarding how the information needed could be provided.

We evaluated supplier responses for plausibility, consistency, and gaps both in terms of which products were stated to contain or not contain necessary 3TG Minerals, as well as the origin of those materials.

We identified a total of 180 suppliers as in-scope for our conflict minerals compliance program, which we contacted as part of the RCOI and due diligence processes. The survey response rate among these suppliers was approximately 27%. Of these responding suppliers, approximately 56% responded “no” as to having one or more of the 3TG Minerals as necessary to the functionality or production of the products they supply to the Company.

5.	Due Diligence Process
5.1	Overview

Our due diligence processes and efforts have been developed in conjunction with the 2nd edition of The Organization for Economic Co-operation and Development (OECD) Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas (“OECD Guidance”) and the related supplements for gold and for tin, tantalum and tungsten. We designed our due diligence process, management and measures to conform in all material respects with the framework OECD Guidance. The subsections below describe our due diligence progress based on the OECD Guidance.

5.2.	Identify potential Covered Products

Our due diligence process began by circulating questionnaires to each of our business unit heads, asking them to identify any potential products manufactured within their business units, and certify that the information that they provided was true and correct. These questionnaires provided an overview of the key disclosure requirements under the Rule, and instructed the business unit heads to err on the side of inclusiveness in identifying any potential products within their respective business units.

5.3	Establish strong company management systems

In order to increase transparency in our supply chain as well as clearly communicate to suppliers and the public our expectations regarding the supply chain of minerals originating from the Covered Countries, in 2014 we revised our supplier terms and conditions to include a requirement that suppliers will source and track the chain of custody of all 3TG Minerals contained in any products or materials provided by the supplier to us in accordance with the OECD Guidance or other agreed upon internationally recognized due diligence standard. In addition, our revised supplier terms and conditions require the supplier to represent that all products and materials provided by the supplier after the date of the revised agreement are “conflict free” (as defined in the Dodd-Frank Act).

5.4	Structure internal management to support supply chain due diligence

We established a management system for complying with the Rule and to support our supply chain due diligence process. Our management system includes the development of a Conflict Minerals Working Group led by our Vice President, Deputy General Counsel and Corporate Compliance Officer and a team of subject matter experts from relevant functions such as procurement and group operations. The team of subject matter experts is responsible for implementing our conflict minerals compliance strategy.

5.5	Strengthen company engagement with suppliers

As previously described, we revised our supplier terms and conditions to include a requirement that suppliers will source and track the chain of custody of all 3TG Minerals contained in any products or materials provided by the supplier to us in accordance with the OECD Guidance or other agreed upon internationally recognized due diligence standard.

5.6	Establish a company-level grievance mechanism

We have multiple longstanding grievance mechanisms whereby whistleblowers, employees and suppliers can report violations of the Company’s policies.

5.7	Identify the Smelters or Refiners (SORs) in the supply chain

As described in Section 4 above, we engaged our Tier 1 suppliers to collect information regarding the presence and sourcing of 3TG Minerals used in the products they supplied to us. Information was collected and stored in a database which, and we utilized the EICC-GeSI Template for data collection. In this process, SORs were matched against available lists of processors that have been certified by internationally-recognized industry validation schemes, such as the CFSI Conflict-Free Smelter Program.

Based on the information provided by our suppliers, we believe that the facilities that may have been used to process the 3TG Minerals used in the products they supplied to us include the CFSI compliant smelters listed below in addition to other smelters. Based on our due diligence efforts, we do not have sufficient information to conclusively determine the countries of origin of the 3TG Minerals in such products or whether the 3TG Minerals in such products are from recycled or scrap sources. However, based on the information provided by our suppliers, as well as from the CFSI and other sources, we believe that the countries of origin of the 3TG Minerals contained in such products include the countries listed below.

SOR / Facility	Country of Origin
Gold
Abington Reldan Metals, LLC	UNITED STATES OF AMERICA
Advanced Chemical Company	UNITED STATES OF AMERICA
African Gold Refinery	UGANDA
AGR Matthey	AUSTRALIA
Aida Chemical Industries Co. Ltd.	JAPAN
Al Etihad Gold LLC	UNITED ARAB EMIRATES
Al Etihad Gold Refinery DMCC	UNITED ARAB EMIRATES
Allgemeine Gold-und Silberscheideanstalt A.G.	GERMANY
Almalyk Mining and Metallurgical Complex (AMMC)	UZBEKISTAN
Amagasaki Factory, Hyogo Prefecture, Japan	JAPAN
AngloGold Ashanti Córrego do Sítio Mineração	BRAZIL
Anhui Tongling Nonferrous Metal Mining Co., Ltd.	CHINA
ANZ (Perth Mint 4N)	AUSTRALIA
Argor-Heraeus S.A.	SWITZERLAND
Asahi Pretec Corporation	JAPAN
Asahi Refining Canada Ltd.	CANADA
Asahi Refining USA Inc.	UNITED STATES OF AMERICA
Asaka Riken Co., Ltd.	JAPAN
ATAkulche	TURKEY
Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	TURKEY
AU Traders and Refiners	SOUTH AFRICA
Aurubis AG	GERMANY
Bangalore Refinery	INDIA
Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	PHILIPPINES
Boliden AB	SWEDEN
C. Hafner GmbH + Co. KG	GERMANY
Caridad	MEXICO
CCR Refinery—Glencore Canada Corporation	CANADA
Cendres + Métaux S.A.	SWITZERLAND
CHALCO Yunnan Copper Co. Ltd.	CHINA
Chimet S.p.A.	ITALY
China Henan Zhongyuan Gold Smelter	CHINA
China’s Shandong Gold Mining Co., Ltd	CHINA
Chugai Mining	JAPAN
Daejin Indus Co., Ltd.	KOREA, REPUBLIC OF
Daye Non-Ferrous Metals Mining Ltd.	CHINA
Degussa Sonne / Mond Goldhandel GmbH	GERMANY
Do Sung Corporation	KOREA, REPUBLIC OF
Doduco Contacts and Refining GmbH	GERMANY
Dowa	JAPAN
DS PRETECH Co., Ltd.	KOREA, REPUBLIC OF
DSC (Do Sung Corporation)	KOREA, REPUBLIC OF
Eco-System Recycling Co., Ltd.	JAPAN
Elemetal Refining, LLC	UNITED STATES OF AMERICA
Emirates Gold DMCC	UNITED ARAB EMIRATES
Fidelity Printers and Refiners Ltd.	ZIMBABWE
FSE Novosibirsk Refinery	RUSSIAN FEDERATION
Fujian Zijin mining stock company gold smelter	CHINA
Gansu Seemine Material Hi-Tech Co., Ltd.	CHINA
GCC Gujrat Gold Centre Pvt. Ltd.	INDIA
Geib Refining Corporation	UNITED STATES OF AMERICA
Gold Mining in Shandong (Laizhou) Limited Company	CHINA
Great Wall Precious Metals Co., Ltd. of CBPM	CHINA
Guangdong Gaoyao Co	CHINA
Guangdong Jinding Gold Limited	CHINA
Gujarat Gold Centre	INDIA

Guoda Safina High-Tech Environmental Refinery Co., Ltd.	CHINA
Hangzhou Fuchunjiang Smelting Co., Ltd.	CHINA
HeeSung Metal Ltd.	KOREA, REPUBLIC OF
Heimerle + Meule GmbH	GERMANY
Henan Zhongyuan Gold Refinery Co., Ltd.	CHINA
Henan Zhongyuan Gold Smelter of Zhongjin Gold Co., Ltd.	CHINA
Heraeus Ltd. Hong Kong	CHINA
Heraeus Precious Metals GmbH & Co. KG	GERMANY
Hunan Chenzhou Mining Co., Ltd.	CHINA
Hunan Chenzhou Mining Group Co. Ltd.	CHINA
Hunan Chenzhou Mining Industry Co. Ltd.	CHINA
Hunan Guiyang yinxing Nonferrous Smelting Co., Ltd.	CHINA
HwaSeong CJ Co., Ltd.	KOREA, REPUBLIC OF
Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	CHINA
Ishifuku Metal Industry Co., Ltd.	JAPAN
Istanbul Gold Refinery	TURKEY
Italpreziosi	ITALY
Japan Mint	JAPAN
Jiangxi Copper Co., Ltd.	CHINA
Johnson Matthey Inc.	UNITED STATES OF AMERICA
Johnson Matthey Limited	CANADA
JSC Ekaterinburg Non-Ferrous Metal Processing Plant	RUSSIAN FEDERATION
JSC Uralelectromed	RUSSIAN FEDERATION
JX Nippon Mining & Metals Co. Ltd	JAPAN
Kaloti Precious Metals	UNITED ARAB EMIRATES
Kazakhmys Smelting LLC	KAZAKHSTAN
Kazzinc	KAZAKHSTAN
Kennecott Utah Copper LLC	UNITED STATES
KGHM Polska Miedź Spółka Akcyjna	POLAND
Kojima Chemicals Co., Ltd.	JAPAN
Kojima Kagaku Yakuhin Co., Ltd	JAPAN
Kombinat Gorniczo Hutniczy Miedz Polska Miedz S.A.	POLAND
Korea Zinc Co., Ltd.	KOREA, REPUBLIC OF
KUC	UNITED STATES OF AMERICA
Kyrgyzaltyn JSC	KYRGYZSTAN
Kyshtym Copper-Electrolytic Plant ZAO	RUSSIAN FEDERATION
La Caridad	MEXICO
LAIZHOU SHANDONG	CHINA
L’azurde Company For Jewelry	SAUDI ARABIA
LinBao Gold Mining	CHINA
Lingbao Gold Company Limited	CHINA
Lingbao Jinyuan Tonghui Refinery Co., Ltd.	CHINA
L’Orfebre S.A.	ANDORRA
LS-Nikko Copper Inc	KOREA, REPUBLIC OF
Luoyang Zijin Yinhui Gold Refinery Co., Ltd.	CHINA
Luoyang Zijin Yinhui Gold Smelting	CHINA
Luoyang Zijin Yinhui Metal Smelt Co Ltd	CHINA
Marsam Metals	BRAZIL
Materion	UNITED STATES OF AMERICA
Matsuda Sangyo Co., Ltd.	JAPAN
MEM (Sumitomo Group)	JAPAN
Metallurgie Hoboken Overpelt	BELGIUM
Metalor Switzerland	SWITZERLAND
Metalor Technologies (Hong Kong) Ltd.	CHINA
Metalor Technologies (Singapore) Pte., Ltd.	SINGAPORE
Metalor Technologies (Suzhou) Ltd.	CHINA
Metalor Technologies S.A.	SWITZERLAND
Metalor USA Refining Corporation	UNITED STATES OF AMERICA

Metalurgica Met-Mex Peñoles, S.A. de C.V.	MEXICO
Met-Mex Peñoles, S.A.	MEXICO
Mitsubishi Materials Corporation	JAPAN
Mitsui Kinzoku Co., Ltd.	JAPAN
Mitsui Mining and Smelting Co., Ltd.	JAPAN
MMTC-PAMP India Pvt., Ltd.	INDIA
Modeltech Sdn Bhd	MALAYSIA
Morris and Watson	NEW ZEALAND
Morris and Watson Gold Coast	AUSTRALIA
Moscow Special Alloys Processing Plant	RUSSIAN FEDERATION
Nadir Metal Rafineri San. Ve Tic. A.Ş.	TURKEY
Navoi Mining and Metallurgical Combinat	UZBEKISTAN
NH Recytech Company	KOREA, REPUBLIC OF
Nihon Material Co., Ltd.	JAPAN
Niihama Toyo Smelter & Refinery	JAPAN
Norddeutsche Affinererie AG	GERMANY
Ögussa Österreichische Gold- und Silber-Scheideanstalt GmbH	AUSTRIA
Ohio Precious Metals, LLC	UNITED STATES OF AMERICA
Ohura Precious Metal Industry Co., Ltd.	JAPAN
OJSC “The Gulidov Krasnoyarsk Non-Ferrous Metals Plant” (OJSC Krastvetmet)	RUSSIAN FEDERATION
OJSC Kolyma Refinery	RUSSIAN FEDERATION
OJSC Novosibirsk Refinery	RUSSIAN FEDERATION
OPM	UNITED STATES OF AMERICA
PAMP S.A.	SWITZERLAND
Pan Pacific Copper Co Ltd.	JAPAN
Pease & Curren	UNITED STATES OF AMERICA
Penglai Penggang Gold Industry Co., Ltd.	CHINA
Perth Mint	AUSTRALIA
Planta Recuperadora de Metales SpA	CHILE
Prioksky Plant of Non-Ferrous Metals	RUSSIAN FEDERATION
Produits Artistiques de Métaux	SWITZERLAND
PT Aneka Tambang (Persero) Tbk	INDONESIA
PX Précinox S.A.	SWITZERLAND
QG Refining, LLC	UNITED STATES OF AMERICA
Rand Refinery (Pty) Ltd.	SOUTH AFRICA
Refinery LS-Nikko Copper Inc.	KOREA, REPUBLIC OF
Refinery of Seemine Gold Co., Ltd.	CHINA
Remondis Argentia B.V.	NETHERLANDS
Republic Metals Corporation	UNITED STATES OF AMERICA
Royal Canadian Mint	CANADA
SAAMP	FRANCE
Sabin Metal Corp.	UNITED STATES OF AMERICA
Safimet S.p.A	ITALY
SAFINA A.S.	CZECH REPUBLIC
Saganoseki Smelter & Refinery	JAPAN
Sai Refinery	INDIA
Samdok Metal	KOREA, REPUBLIC OF
Samduck Precious Metals	KOREA, REPUBLIC OF
Samwon Metals Corp.	KOREA, REPUBLIC OF
SAXONIA Edelmetalle GmbH	GERMANY
Schone Edelmetaal B.V.	NETHERLANDS
SD (Samdok) Metal	KOREA, REPUBLIC OF
SEMPSA Joyería Platería S.A.	SPAIN
Shandong Gold Mine (Laizhou) Smelter Co., Ltd.	CHINA
Shandong Guoda Gold Co., Ltd.	CHINA
Shandong middlings JinYe group Co., LTD	CHINA
Shandong Tarzan Bio-Gold Industry Co., Ltd.	CHINA
Shandong Tiancheng Biological Gold Industrial Co., Ltd.	CHINA

Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	CHINA
Shonan Plant Tanaka Kikinzoku	JAPAN
Shyolkovsky	RUSSIAN FEDERATION
Sichuan Tianze Precious Metals Co., Ltd.	CHINA
Singway Technology Co., Ltd.	TAIWAN, PROVINCE OF CHINA
SMM	JAPAN
SOE Shyolkovsky Factory of Secondary Precious Metals	RUSSIAN FEDERATION
Solar Applied Materials Technology Corp.	TAIWAN, PROVINCE OF CHINA
State Research Institute Center for Physical Sciences and Technology	LITHUANIA
Sudan Gold Refinery	SUDAN
Sumitomo Kinzoku Kozan K.K.	JAPAN
Sumitomo Metal Mining Co., Ltd.	JAPAN
SungEel HiMetal Co., Ltd.	KOREA, REPUBLIC OF
SungEel HiTech	KOREA, REPUBLIC OF
T.C.A S.p.A	ITALY
Takehara Refinery	JAPAN
Tamano Smelter	JAPAN
Tanaka Denshi Kogyo K.K.	JAPAN
Tanaka Electronics (Hong Kong) Pte. Ltd.	JAPAN
Tanaka Electronics (Malaysia) SDN. BHD.	JAPAN
Tanaka Electronics (Singapore) Pte. Ltd.	JAPAN
Tanaka Kikinzoku International	JAPAN
Tanaka Kikinzoku Kogyo K.K.	JAPAN
The Great Wall Gold and Silver Refinery of China	CHINA
The Refinery of Shandong Gold Mining Co., Ltd.	CHINA
Tokuriki Honten Co., Ltd.	JAPAN
Tongling Nonferrous Metals Group Co., Ltd.	CHINA
Tony Goetz NV	BELGIUM
TOO Tau-Ken-Altyn	KAZAKHSTAN
Torecom	KOREA, REPUBLIC OF
Toyo Smelter & Refinery	JAPAN
Umicore Brasil Ltda.	BRAZIL
Umicore Precious Metals Thailand	THAILAND
Umicore S.A. Business Unit Precious Metals Refining	BELGIUM
United Precious Metal Refining, Inc.	UNITED STATES OF AMERICA
Universal Precious Metals Refining Zambia	ZAMBIA
Valcambi S.A.	SWITZERLAND
Western Australian Mint trading as The Perth Mint	AUSTRALIA
WIELAND Edelmetalle GmbH	GERMANY
Xstrata	CANADA
Yamakin Co., Ltd.	JAPAN
Yamamoto Precious Metal Co., Ltd.	JAPAN
Yantai NUS Safina tech environmental Refinery Co. Ltd.	CHINA
Yokohama Metal Co., Ltd.	JAPAN
Yunnan Copper Industry Co., Ltd.	CHINA
Zhao Jin Mining Industry Co Ltd	CHINA
Zhao Yuan Gold Smelter of ZhongJin	CHINA
Zhao Yuan Jin Kuang	CHINA
Zhaojin Mining Industry Co., Ltd.	CHINA
zhaojinjinyinyelian	CHINA
Zhaoyuan Gold Group	CHINA
Zhongjin Gold Corporation Limited	CHINA
Zhongyuan Gold Smelter of Zhongjin Gold Corporation	CHINA
Zijin Kuang Ye Refinery	CHINA
Zijin Mining Industry Corporation	CHINA
Tantalum
Asaka Riken Co., Ltd.	JAPAN
Changsha South Tantalum Niobium Co., Ltd.	CHINA
Changsha Southern	CHINA

Conghua Tantalum and Niobium Smeltry	CHINA
D Block Metals, LLC	UNITED STATES OF AMERICA
Duoluoshan Sapphire Rare Metal Co Ltd	CHINA
Exotech Inc.	UNITED STATES OF AMERICA
F&X Electro-Materials Ltd.	CHINA
FIR Metals & Resource Ltd.	CHINA
Global Advanced Metals Aizu	JAPAN
Global Advanced Metals Boyertown	UNITED STATES OF AMERICA
Guangdong Rising Rare Metals-EO Materials Ltd.	CHINA
Guangdong Zhiyuan New Material Co., Ltd.	CHINA
H.C. Starck Co., Ltd.	THAILAND
H.C. Starck Hermsdorf GmbH	GERMANY
H.C. Starck Inc.	UNITED STATES OF AMERICA
H.C. Starck Ltd.	JAPAN
H.C. Starck Smelting GmbH & Co. KG	GERMANY
H.C. Starck Tantalum and Niobium GmbH	GERMANY
Hengyang King Xing Lifeng New Materials Co., Ltd.	CHINA
Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	CHINA
Jiangxi Tuohong New Raw Material	CHINA
JiuJiang Janny New Material Co., Ltd.	CHINA
JiuJiang JinXin Nonferrous Metals Co., Ltd.	CHINA
JiuJiang Tanbre Co. Ltd.	CHINA
Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	CHINA
KEMET Blue Metals	MEXICO
KEMET Blue Powder	UNITED STATES OF AMERICA
LSM Brasil S.A.	BRAZIL
Metallurgical Products India Pvt., Ltd.	INDIA
Mineração Taboca S.A.	BRAZIL
Mitsui Mining and Smelting Co., Ltd.	JAPAN
Molycorp Silmet A.S.	ESTONIA
Ningxia Non-ferrous Metal Smeltery	CHINA
Ningxia Orient Tantalum Industry Co., Ltd.	CHINA
NPM Silmet AS	ESTONIA
Power Resources Ltd.	MACEDONIA (THE FORMER YUGOSLAV REPUBLIC OF)
QuantumClean	UNITED STATES OF AMERICA
Resind Indústria e Comércio Ltda.	BRAZIL
RFH Tantalum Smeltry Co., Ltd.	CHINA
Solikamsk Magnesium Works OAO	RUSSIAN FEDERATION
Solikamsk Metal Works	RUSSIAN FEDERATION
Taki Chemical Co., Ltd.	JAPAN
Telex Metals	UNITED STATES OF AMERICA
Ulba Metallurgical Plant JSC	KAZAKHSTAN
XinXing HaoRong Electronic Material Co., Ltd.	CHINA
Yanling Jincheng Tantalum & Niobium Co., Ltd.	CHINA
Yanling Jincheng Tantalum Co., Ltd.	CHINA
Yichun Jin Yang Rare Metal Co., Ltd.	CHINA
Zhaoqing Duoluoshan Non-ferrous Metals Co., Ltd.	CHINA
Tin
Alent plc	UNITED STATES OF AMERICA
Alpha Metals	UNITED STATES OF AMERICA
Alpha Metals Korea Ltd.	UNITED STATES OF AMERICA
Alpha Metals Taiwan	UNITED STATES OF AMERICA
An Vinh Joint Stock Mineral Processing Company	VIETNAM
Brand IMLI	INDONESIA
Brand RBT	INDONESIA
Chengfeng Metals Co Pte Ltd	CHINA
Chenzhou Yun Xiang mining limited liability company	CHINA
Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	CHINA
Chifeng Dajingzi Tin Industry Co., Ltd.	CHINA

China Rare Metal Material Co., Ltd.	CHINA
China Tin (Hechi)	CHINA
China Tin Group Co., Ltd.	CHINA
China Tin Lai Ben Smelter Co., Ltd.	CHINA
China Yunnan Tin Co Ltd.	CHINA
CNMC (Guangxi) PGMA Co., Ltd.	CHINA
Cookson	UNITED STATES OF AMERICA
Cookson (Alpha Metals Taiwan)	UNITED STATES OF AMERICA
Cookson Alpha Metals (Shenzhen) Co., Ltd.	UNITED STATES OF AMERICA
CV Ayi Jaya	INDONESIA
CV Dua Sekawan	INDONESIA
CV Gita Pesona	INDONESIA
CV Nurjanah	INDONESIA
CV Serumpun Sebalai	INDONESIA
CV Tiga Sekawan	INDONESIA
CV United Smelting	INDONESIA
CV Venus Inti Perkasa	INDONESIA
Dowa	JAPAN
Dowa Metaltech Co., Ltd.	JAPAN
Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company	VIETNAM
EM Vinto	BOLIVIA (PLURINATIONAL STATE OF)
Empresa Metalúrgica Vinto	BOLIVIA (PLURINATIONAL STATE OF)
Empressa Nacional de Fundiciones (ENAF)	BOLIVIA (PLURINATIONAL STATE OF)
ENAF	BOLIVIA (PLURINATIONAL STATE OF)
Estanho de Rondônia S.A.	BRAZIL
Fenix Metals	POLAND
Funsur Smelter	PERU
Gejiu City Datun Chengfeng Smelter	CHINA
Gejiu Fengming Metallurgy Chemical Plant	CHINA
Gejiu Jinye Mineral Company	CHINA
Gejiu Kai Meng Industry and Trade LLC	CHINA
Gejiu Non-Ferrous Metal Processing Co., Ltd.	CHINA
Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	CHINA
Gejiu Zi-Li	CHINA
Gejiu Zili Mining And Metallurgy Co., Ltd.	CHINA
Guang Xi Liu Xhou	CHINA
Guang Xi Liu Zhou	CHINA
Guangdong Hanhe Non-Ferrous Metal Co., Ltd.	CHINA
Guangxi Hua Shu Dan CO., LTD.	CHINA
Guangxi Pinggui PGMA Co. Ltd.	CHINA
Guanyang Guida Nonferrous Metal Smelting Plant	CHINA
HuiChang Hill Tin Industry Co., Ltd.	CHINA
Huichang Jinshunda Tin Co., Ltd.	CHINA
Huichang Shun Tin Kam Industries, Ltd.	CHINA
INDONESIAN STATE TIN CORPORATION MENTOK SMELTER	INDONESIA
Indra Eramulti Logam	INDONESIA
Jiangxi Ketai Advanced Material Co., Ltd.	CHINA
Jiangxi New Nanshan Technology Ltd.	CHINA
Jiangxi Shunda Huichang Kam Tin Co., Ltd.	CHINA
Kai Union Industry and Trade Co., Ltd. (China)	CHINA
Kaimeng (Gejiu) Industry and Trade Co., Ltd.	CHINA
Kundur Smelter	INDONESIA
Liuzhhou China Tin	CHINA
Magnu's Minerais Metais e Ligas Ltda.	BRAZIL
Malaysia Smelting Corporation (MSC)	MALAYSIA
Melt Metais e Ligas S.A.	BRAZIL
Mentok Smelter	INDONESIA

Metallic Materials Branch of Guangxi China Tin Group Co., Ltd.	CHINA
Metallic Resources, Inc.	UNITED STATES OF AMERICA
Metallo Belgium N.V.	BELGIUM
Metallo Spain S.L.U.	SPAIN
Mineração Taboca S.A.	BRAZIL
Minsur	PERU
Mitsubishi Materials Corporation	JAPAN
Modeltech Sdn Bhd	MALAYSIA
MSC	MALAYSIA
Nankang Nanshan Tin Manufactory Co., Ltd.	CHINA
Nanshan Tin Co. Ltd.	CHINA
Nghe Tinh Non-Ferrous Metals Joint Stock Company	VIETNAM
O.M. Manufacturing (Thailand) Co., Ltd.	THAILAND
O.M. Manufacturing Philippines, Inc.	PHILIPPINES
OMSA	BOLIVIA (PLURINATIONAL STATE OF)
Operaciones Metalurgical S.A.	BOLIVIA (PLURINATIONAL STATE OF)
PGMA	CHINA
Pongpipat Company Limited	MYANMAR
PT Aries Kencana Sejahtera	INDONESIA
PT Artha Cipta Langgeng	INDONESIA
PT ATD Makmur Mandiri Jaya	INDONESIA
PT Babel Inti Perkasa	INDONESIA
PT Bangka Prima Tin	INDONESIA
PT Bangka Serumpun	INDONESIA
PT Bangka Tin Industry	INDONESIA
PT Belitung Industri Sejahtera	INDONESIA
PT Bukit Timah	INDONESIA
PT DS Jaya Abadi	INDONESIA
PT Eunindo Usaha Mandiri	INDONESIA
PT Indora Ermulti	INDONESIA
PT Indra Eramult Logam Industri	INDONESIA
PT Inti Stania Prima	INDONESIA
PT Karimun Mining	INDONESIA
PT Kijang Jaya Mandiri	INDONESIA
PT Lautan Harmonis Sejahtera	INDONESIA
PT Menara Cipta Mulia	INDONESIA
PT Mitra Stania Prima	INDONESIA
PT Panca Mega Persada	INDONESIA
PT Premium Tin Indonesia	INDONESIA
PT Prima Timah Utama	INDONESIA
PT Refined Bangka Tin	INDONESIA
PT Sariwiguna Binasentosa	INDONESIA
PT Stanindo Inti Perkasa	INDONESIA
PT Sukses Inti Makmur	INDONESIA
PT Sumber Jaya Indah	INDONESIA
PT Tambang Timah	INDONESIA
PT Timah (Persero) Tbk Kundur	INDONESIA
PT Timah (Persero) Tbk Mentok	INDONESIA
PT Tinindo Inter Nusa	INDONESIA
PT Tommy Utama	INDONESIA
Resind Indústria e Comércio Ltda.	BRAZIL
Rui Da Hung	TAIWAN, PROVINCE OF CHINA
Shunda Huichang Kam Tin Co., Ltd.	CHINA
Smelting Branch of Yunnan Tin Company Ltd	CHINA
Soft Metais Ltda.	BRAZIL
Super Ligas	BRAZIL
Thai Solder Industry Corp., Ltd.	THAILAND
Thailand Smelting & Refining Co Ltd	THAILAND
The Gejiu cloud new colored electrolytic	CHINA

Tin Products Manufacturing Co. LTD. of YTCL	CHINA
Tin Technology & Refining	UNITED STATES OF AMERICA
Toboca/ Paranapenema	BRAZIL
Tuyen Quang Non-Ferrous Metals Joint Stock Company	VIETNAM
Unit Timah Kundur PT Tambang	INDONESIA
White Solder Metalurgia e Mineração Ltda.	BRAZIL
XiHai - Liuzhou China Tin Group Co ltd	CHINA
YTCL	CHINA
Yunan Gejiu Yunxin Electrolyze Limited	CHINA
Yunnan Adventure Co., Ltd.	CHINA
Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	CHINA
Yunnan Gejiu Zili Metallurgy Co. Ltd.	CHINA
YunNan Gejiu Yunxin Electrolyze Limited	CHINA
Yunnan ride non-ferrous metal co., LTD	CHINA
Yunnan Tin Company Limited	CHINA
Yunnan wind Nonferrous Metals Co., Ltd.	CHINA
Yunnan Xi YE	CHINA
Yuntinic Resources	CHINA
YUNXIN colored electrolysis Company Limited	CHINA
Tungsten
A.L.M.T. TUNGSTEN Corp.	JAPAN
ACL Metais Eireli	BRAZIL
Allied Material Corporation	JAPAN
ALMT Corp	JAPAN
ALMT Sumitomo Group	JAPAN
Asia Tungsten Products Vietnam Ltd.	VIETNAM
ATI Metalworking Products	UNITED STATES OF AMERICA
ATI Tungsten Materials	UNITED STATES OF AMERICA
Chaozhou Xianglu Tungsten Industry Co Ltd	CHINA
Chenzhou Diamond Tungsten Products Co., Ltd.	CHINA
China National Non Ferrous	CHINA
Chongyi Zhangyuan Tungsten Co., Ltd.	CHINA
Fujian Jinxin Tungsten Co., Ltd.	CHINA
Ganzhou Haichuang Tungsten Industry Co., Ltd.	CHINA
Ganzhou Huaxing Tungsten Products Co., Ltd.	CHINA
Ganzhou Jiangwu Ferrotungsten Co., Ltd.	CHINA
Ganzhou Seadragon W & Mo Co., Ltd.	CHINA
Ganzhou Yatai Tungsten Co., Ltd.	CHINA
Global Tungsten & Powders Corp	UNITED STATES OF AMERICA
Guangdong Xianglu Tungsten Co., Ltd.	CHINA
H.C. Starck Smelting GmbH & Co. KG	GERMANY
H.C. Starck Tungsten GmbH	GERMANY
Han River Pelican State Alloy Co., Ltd.	CHINA
Hunan Chun-Chang non-ferrous Smelting & Concentrating Co., Ltd.	CHINA
Hunan Chenzhou Mining Co., Ltd.	CHINA
Hunan Chenzhou Mining Group Co., Ltd.	CHINA
Hunan Chuangda Vanadium Tungsten Co., Ltd. Wuji	CHINA
Hunan Chunchang Nonferrous Metals Co., Ltd.	CHINA
Hunan Litian Tungsten Industry Co., Ltd.	CHINA
Hydrometallurg, JSC	RUSSIAN FEDERATION
Japan New Metals Co., Ltd.	JAPAN
Jiangwu H.C. Starck Tungsten Products Co., Ltd.	CHINA
Jiangxi Dayu Longxintai Tungsten Co., Ltd.	CHINA
Jiangxi Gan Bei Tungsten Co., Ltd.	CHINA
Jiangxi Minmetals Gao’an Non-ferrous Metals Co., Ltd.	CHINA
Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	CHINA
Jiangxi Tungsten Industry Group Co Ltd	CHINA
Jiangxi Xinsheng Tungsten Industry Co., Ltd.	CHINA

Jiangxi Xiushui Xianggan Nonferrous Metals Co., Ltd.	CHINA
Jiangxi Yaosheng Tungsten Co., Ltd.	CHINA
Kennametal Fallon	UNITED STATES OF AMERICA
Kennametal Huntsville	UNITED STATES OF AMERICA
Malipo Haiyu Tungsten Co., Ltd.	CHINA
Moliren Ltd.	RUSSIAN FEDERATION
Niagara Refining LLC	UNITED STATES OF AMERICA
Nui Phao H.C. Starck Tungsten Chemicals Manufacturing LLC	VIETNAM
Philippine Chuangxin Industrial Co., Inc.	PHILIPPINES
Shaoguan Xinhai Rendan Tungsten Industry Co. Ltd	CHINA
South-East Nonferrous Metal Company Limited of Hengyang City	CHINA
Tejing (Vietnam) Tungsten Co., Ltd.	VIETNAM
Unecha Refractory metals plant	RUSSIAN FEDERATION
Vietnam Youngsun Tungsten Industry Co., Ltd.	VIETNAM
Wolfram Bergbau und Hütten AG	AUSTRIA
Woltech Korea Co., Ltd.	KOREA (REPUBLIC OF)
Xiamen Tungsten (H.C.) Co., Ltd.	CHINA
Xiamen Tungsten Co., Ltd.	CHINA
Xinfeng Huarui Tungsten & Molybdenum New Material Co., Ltd.	CHINA
Xinhai Rendan Shaoguan Tungsten Co., Ltd.	CHINA
Zhangyuan Tungsten Co Ltd	CHINA
5.8	Identify and assess risks in the supply chain

When a risk is identified in the supply chain, we will engage with our direct supplier and develop a timeframe in which the risk can be mitigated, which may include taking appropriate steps to transition procurement to a different supplier.

5.9	Design and implement a strategy to identified risks

Any findings that are not in-line with our revised supplier terms and conditions will be reported to the designated senior manager immediately. The objective of our risk management plan is to evaluate and respond to identified risks in order to prevent or mitigate adverse impacts. In implementing our strategy to respond to identified risks, we will consider our ability to influence those suppliers who can most effectively prevent or mitigate the identified risk.

5.10	Report on supply chain due diligence

This Report and accompanying Form SD are publicly filed with the U.S. Securities and Exchange Commission and available on our website at www.engilitycorp.com.

6.	Product Determination

After exercising due diligence on the source and chain of custody of the 3TG Minerals in the Covered Products as described above, the Company does not have sufficient information from its suppliers or other sources to reasonably conclude whether or not the 3TG Minerals in its Covered Products are from recycled or scrap sources, originated in the Covered Countries or whether or not such 3TG Minerals directly or indirectly financed or benefited armed groups in the Covered Countries. For the 2017 reporting period, we are not required to obtain an independent private sector audit of this Conflict Minerals Report.

7.	Steps to Improve Due Diligence

We expect to take the following steps, among others, in 2018 to improve our due diligence measures and to further mitigate the risk that 3TG Minerals contained in the Covered Products may benefit armed groups in the Democratic Republic of the Congo or an adjoining country: (i) continuing to communicate our expectations and information requirements to, and engage with, our suppliers to obtain current, accurate and complete information about the supply chain; and (ii) encourage suppliers to implement responsible sourcing and to have them encourage SORs to obtain a “conflict-free” designation from an independent, third-party auditor.

Forward-Looking Statements

This Report contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements made in this Report, other than statements of historical fact, are forward-looking statements. You can identify these statements from use of the words “may,” “should,” “could,” “potential,” “continue,” “plan,” “forecast,” “estimate,” “project,” “believe,” “intent,” “anticipate,” “expect,” “target,” “is likely,” “will,” or the negative of these terms, and similar expressions. These statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.

The principal forward-looking statements in this report include our expected improvements to our RCOI process and 3TG Minerals due diligence process. We believe that our expectations are based on reasonable assumptions. However, these forward-looking statements involve known and unknown risks, uncertainties and other important factors that could cause our actual results, performance or achievements, to differ materially from our expectations of future results, performance or achievements expressed or implied by these forward-looking statements. These factors include, but are not only limited to, risks associated with: (1) the implementation of satisfactory traceability and other compliance measures by our direct and indirect suppliers on a timely basis or at all, (2) changes in the Rule and other political and regulatory developments relating to the sourcing of 3TG Minerals, whether in the Covered Countries, the United States or elsewhere, and (3) those factors set forth in our description of risk factors in Item 1A to our Form 10-K for the fiscal year ended December 31, 2017, which should be read in conjunction with the forward-looking statements in this Report. You should not place undue reliance on any forward-looking statements. These statements speak only as of the date of this Report. Except as otherwise required by applicable laws, we undertake no obligation to publicly update or revise any forward-looking statements or the risks described in this Report, whether as a result of new information, future events, changed circumstances or any other reason after the date of this Report.